Exhibit 10.17

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH [REDACTED].

MASTER EQUIPMENT FINANCING AGREEMENT

THIS MASTER EQUIPMENT FINANCING AGREEMENT (this "Agreement") is made as of December 30, 2021 ("Effective Date"), between TRINITY CAPITAL INC., a Maryland corporation ("Trinity") and HUT 8 HOLDINGS INC., a British Columbia company ("Company"). Company desires to finance certain equipment and other property (the "Equipment"). This Agreement provides the terms under which the Equipment is to be financed.

Trinity and Company agree as follows:

1.	TERMS.

(a)	Subject to the following conditions, Trinity shall provide equipment financing in the aggregate of $30,000,000 or such other amount as Trinity agrees from time to time (the "Conditional Commitment"), with a single advance ("Draws") in the amount of $30,000,000 at the execution of this Agreement provided that Trinity has received and reviewed the most recent Hut 8 Mining Corp. Financial Statement, has confirmed there is no Material Adverse Effect and subject to the terms and conditions set forth herein.

(b)	Company may not request Draws (i) after December 31, 2021, (ii) in excess of the aggregate amount of the Conditional Commitment nor (iii) at any time that an Event of Default (as such term is hereinafter defined) is continuing. Each Draw shall be at least $500,000.

(c)	Company shall pay Trinity a non-refundable transaction fee in an amount equal to 2% of the actual drawn Conditional Commitment, as applicable, which shall be fully-earned and payable on the date of this Agreement ("Transaction Fee").

2.	FINANCING. Company and Trinity will enter into one or more equipment financing schedules (individually, a "Schedule" and, collectively, the "Schedules") from time to time listing the Equipment to be financed. This Agreement, the Schedules, and any other agreements executed in connection herewith are, collectively, the "Equipment Financing Documents". Each Schedule will constitute a separate financing instrument, and will be effective for the term specified in that Schedule. The monthly payment factors under a Schedule will be fixed on the commencement date for such Schedule, which will be determined by Trinity based on the Prime Rate reported in The Wall Street Journal on the first day of the month in which a Schedule is executed against 3.25% (which was the Prime Rate in effect as of the Effective Date of this Agreement). The payment factors in respect of each Schedule made after the date of any increase in the Prime Rate will increase by an amount equal to the increase in the implied interest rate underlying such payment factors to the extent of any increase in the Prime Rate. By way of example only, if the Prime Rate is 3.25% on the date of execution of a Schedule, the implied lending rate will be increased by one percentage point and the payment factors will be adjusted accordingly, provided that any drop in the Prime Rate shall not cause a corresponding drop in the monthly payment factors from those described above.

3.	PAYMENTS. Company shall pay Trinity (a) the payments ("Basic Payments") specified in each Schedule, and (b) all of the other amounts payable in accordance with this Agreement, such Schedule and/or any of the other Equipment Financing Documents ("Other Payments", and together with the Basic Payments, collectively, the "Payments"). Upon Company's execution thereof, the related Schedule shall constitute a non-cancelable equipment financing. Company's obligation to make the Payments and perform its obligations under such Schedule and all other Equipment Financing Documents shall be absolute and unconditional and shall not be affected by any circumstances whatsoever, including any right of setoff, counterclaim, recoupment, deduction, defense or other right that Company may have against Trinity, the manufacturer or vendor of the Equipment (the "Suppliers"), or anyone else (each, an "Abatement"). All Payments shall be paid in accordance with Trinity's or Assignee's written direction. Time is of the essence. If any Payment is not paid within five (5) days of the due date, Company shall pay an administrative fee of one hundred (100) dollars (accruing at the "Default Rate" specified in the related Schedule) with respect to the amount in arrears for the period such amount remains unpaid (the "Administrative Charge"). The assessment of an Administrative Charge shall be in addition to, and not in lieu of, Trinity's imposition of a default rate (accruing at the "Default Rate" specified in the related Schedule) with respect to the unpaid and accelerated balance due hereunder. Any obligation to make Payments shall be at an interest rate that is equal to the lesser of the maximum lawful rate permitted by applicable law or the effective interest rate used by Trinity in calculating such amounts.

4.	REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF COMPANY. Company represents, warrants and agrees that, as of the Effective Date of this Agreement and of each Schedule: (a) Company has the form of business organization indicated, and is and will remain duly organized and existing in good standing under the laws of the province specified, under Company's signature and is duly qualified to do business wherever necessary to perform its obligations under the Equipment Financing Documents, including each jurisdiction in which the Equipment is or will be located. Company's legal name is as shown in the preamble of this Agreement, and Company's Business Identification Number and organizational number are as set forth under Company's signature. Within the previous six (6) years, Company has not changed its name, done business under any other name, or merged or been the surviving entity of any merger, except as disclosed to Trinity in writing. (b) The Equipment Financing Documents have been duly authorized, do not require the approval of, or giving notice to, any governmental authority, do not contravene or constitute a default under any applicable law, Company's organizational documents, or any agreement to which Company is a party or by which it may be bound. (c) There are no pending actions or proceedings to which Company is a party, and there are no other pending or threatened actions or proceedings of which Company has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect (as such term is hereinafter defined). (d) Company is not in default under any agreement, which default can reasonably be expected to have a Material Adverse Effect. As used herein, "Material Adverse Effect" shall mean (i) a material adverse effect on the business, condition (financial or otherwise), prospects, operations, performance or properties of Company and its parent Hut 8 Mining Corp. and each of their respective subsidiaries taken as a whole, or (ii) a material impairment of the ability of Company to perform its obligations under or remain in compliance with such Schedule or any Equipment Financing Documents. (e) The Equipment covered by such Schedule is or shall be located solely in the jurisdiction(s) specified in such Schedule. (f) All Equipment consists (and shall continue to consist) solely of personal property and not fixtures, and is removable from, and is not essential to, the premises at which it is located and shall be used for business purposes only and are not used in the farming industry. (g) The financial statements of Hut 8 Mining Corp. (copies of which have been furnished to Trinity) have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), and fairly present Hut 8 Mining Corp's financial condition and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations. (h) With respect to any Collateral (as such term is hereinafter defined), Company has good title to, rights in, and/or power to transfer all of the same. (i) No Supplier is an affiliate of Company. (j) The Supply Contract (as such term is hereinafter defined) represents an arms' length transaction and the purchase price for the Equipment specified therein is the amount obtainable in an arms' length transaction between a willing and informed buyer and a willing and informed seller under no compulsion to sell. This Agreement is a loan, not a lease. Company waives any right to require Trinity to sell, re-loan, or otherwise use or dispose of the Equipment in mitigation of Trinity's damages or that may otherwise limit or modify any of Trinity's rights or remedies hereunder.

5.	FINANCIAL REPORTING AND COVENANTS. Company shall do or cause Hut 8 Mining Corp. to do the following:

(a)	Company will furnish Trinity with (1) a copy of Hut 8 Mining Corp's annual, audited financial statements consisting of a consolidated and consolidating balance sheet, income statement and cash flow statement prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year and presenting fairly Hut 8 Mining Corp's financial condition as at the end of that fiscal year and the results of its operations for the twelve (12) month period then ended, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Trinity in its reasonable discretion, within one hundred twenty (120) days of the close of each fiscal year of Hut 8 Mining Corp; (2) annual board approved operating budgets and financial projections, in a form acceptable to Trinity, within ten (10) days after board approval and in any event no later than within forty-five (45) days after the end of each fiscal year of Hut 8 Mining Corp; (3) a copy of Hut 8 Mining Corp's unaudited financial statements pertaining to the results of operations for the quarter then ended, consisting of a consolidated and consolidating balance sheet, income statement and cash flow statement, prepared in accordance with generally accepted accounting principles applied on a consistent basis, within forty-five (45) days of the close of each fiscal quarter of Hut 8 Mining Corp.; (4) to the extent Hut 8 Mining Corp. ceases to be a publically traded company, a copy of Hut 8 Mining Corp.'s most recent 409A valuation within thirty (30) days of its completion; (5) within fifteen (15) days of any material changes (or if no changes, within thirty (30) days after the last day of each fiscal year), a copy of Company's capitalization table; (6) all of Hut 8 Mining Corp's public filings, if any, filed with its principal regulator the Ontario Securities Commission (the "OSC") as and when filed (by furnishing these OSC forms, which forms may be furnished electronically and if so furnished, shall be deemed to have been furnished on the date on which Hut 8 Mining Corp. posts such forms, on SEDAR at www.SEDAR.com and provides Trinity written notice of such posting); (7) a complete and accurate listing of all Equipment which includes its then current location within thirty (30) days of request by Trinity;

(b)	Company shall obtain and deliver to Trinity all waivers and other documents relating to the Equipment that Trinity may request from time to time to ensure that Trinity has a first ranking security interest in the Equipment and that no third party can claim an interest in this Equipment. Company irrevocably authorizes Trinity to file financing statements ("PPSAs"), and other filings with respect to the Equipment or any Collateral.

(c)	Company shall provide written notice to Trinity within thirty (30) days prior to any change in Company's name or jurisdiction or form of organization and shall not move the Collateral from the province in which it was first located.

(d)	Company shall promptly notify Trinity of the occurrence of: (i) an Event of Default (as such term is hereinafter defined) and of any alleged violation of applicable law relating to the Equipment or this Agreement, and (ii) the receipt by Company of any judgment against the Company in an amount more than $250,000.

6.	CONDITIONS PRECEDENT. Trinity's agreement to finance any Equipment is subject to the following:

(a)	Trinity has received the following, in form and substance reasonably satisfactory to Trinity: (1) evidence of compliance with the insurance provisions of Section 12; (2) lien searches; (3) PPSAs, real property waivers and all other filings required by Trinity; (4) a certificate of an appropriate Officer of Company certifying: (A) resolutions duly authorizing the transactions contemplated in the Equipment Financing Documents, and (B) the incumbency and signature of the officers of Company authorized to execute such documents; (5) an opinion of counsel for Company in form and substance satisfactory to Trinity; (6) duly executed copies of the applicable Schedule, and counterpart originals of all other Equipment Financing Documents; (7) all purchase documents pertaining to the Equipment (collectively, the "Supply Contract"); (8) good standing certificates or equivalent from the jurisdiction of Company's organization and the location of the Equipment, and evidence of Company's organizational number; (9) the satisfaction, in Trinity's sole discretion, of Trinity's due diligence investigation, including, without limitation, review of the financial statements of Hut 8 Mining Corp. dated no more than ninety (90) days prior to the funding of any Draw; (10) Trinity has received such other agreements and assurances as Trinity reasonably may require; and (11) payment of the Transaction Fee and all other fees, costs and expenses of Trinity pursuant to this Agreement.

(b)	All representations and warranties made by Company in the Equipment Financing Documents shall be true and correct on the effective date of the related Schedule.

(c)	There shall be no Event of Default. The Equipment shall have been delivered to and accepted by Company, as evidenced by the Schedule, and shall be in the condition and repair required hereby; and on the effective date of such Schedule the Equipment described therein, shall be free and clear of any claims, liens, attachments, rights of others and legal processes ("Liens"), other than Permitted Liens. A "Permitted Lien" shall mean any Lien for Impositions (as such term is hereinafter defined), Liens of mechanics, materialmen, or suppliers and similar Liens arising by operation of law, provided that any such Lien is incurred by Company in the ordinary course of business, for sums that are not yet delinquent or are being contested in good faith and with due diligence, by negotiations or by appropriate proceedings which suspend the collection thereof and, in Trinity's sole discretion, (i) do not involve any substantial danger of the sale, forfeiture or loss of the Equipment or any interest therein, and (ii) for the payment of which adequate assurances or security have been provided to Trinity. No disposition referred to herein shall relieve Company of its obligations, and Company shall remain primarily liable under each Schedule and all of the Equipment Financing Documents.

7.	ACCEPTANCE OF EQUIPMENT. Trinity authorizes Company to receive delivery of Equipment under each Schedule. Upon delivery, Company shall inspect and, if conforming to the Supply Contract, accept the Equipment and execute and deliver to Trinity a Schedule describing such Equipment, which Schedule shall evidence Company's unconditional and irrevocable acceptance of such Equipment. If Company fails to accept delivery of any Equipment or accepts such Equipment but fails to satisfy any conditions set forth in Section 6, Trinity shall have no obligation to finance such Equipment. In that case, at Trinity's election, Company shall (a) assume all obligations as purchaser of the Equipment, with the effect of causing Trinity to be released from any liability relating thereto, (b) immediately reimburse Trinity for all payments and charges made or incurred with respect to the Equipment (including any of such amounts paid by Trinity to any Supplier under the Supply Contract or as a reimbursement to Company), together with interest at the Default Rate accruing from the date or dates such amounts were paid by Trinity, and (c) take all other actions necessary to accomplish such assumption.

8.	USE AND MAINTENANCE.

(a)	Company shall (1) use the Equipment solely in Canada for the purpose for which the Equipment was designed, in a careful and proper manner; (2) operate, maintain, service and repair the Equipment, and maintain all records and other materials relating thereto, (A) in accordance and consistent with (i) the Supplier's recommendations and all maintenance and operating manuals or service agreements, (ii) the requirements of all insurance policies, (iii) the Supply Contract, (iv) all laws, and (v) the prudent practice of other similar companies in the same business as Company, but in any event, to no lesser standard than that employed by Company for comparable equipment owned by or leased by it; and (B) without limiting the foregoing, so as to cause the Equipment to be in good repair and operating condition and in at least the same condition as when delivered to Company hereunder, except for ordinary wear and tear; (3) provide written notice to Trinity within thirty (30) days after any change of the location of any Equipment specified in the Schedule, provided, however, that no such relocation outside of the province where the Equipment was originally located is undertaken without the prior written consent of Trinity; (4) not attach or incorporate the Equipment to or in any other property in such a manner that the Equipment may be deemed to have become an accession to or a part of such other property; and (5) not allow any Hazardous Material to be used, generated, released, stored, disposed of or transported in, on or around the Equipment.

(b)	Within a reasonable time, Company will replace any parts of the Equipment that become worn out, lost, destroyed, or damaged by new or reconditioned replacement parts that are free and clear of all Liens, other than the Permitted Liens, and have a value, utility and remaining useful life at least equal to the parts replaced. Company shall not remove any parts attached to the Equipment that are necessary to the operation of the Equipment or cannot be detached from the Equipment without adversely affecting the value or utility of the Equipment. Except as permitted in this Section, Company shall not make any material alterations to the Equipment.

(c)	Company shall upon Trinity's request in its reasonable credit discretion and upon reasonable advance notice and during normal business hours allow Trinity to inspect the Equipment and records relating thereto.

9.	DISCLAIMER; QUIET ENJOYMENT. COMPANY ACCEPTS THE EQUIPMENT "AS IS, WHERE IS". TRINITY IS NOT A SUPPLIER, AND TRINITY SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE EQUIPMENT, INCLUDING ITS CONDITION, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE, ABSENCE OF ANY PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR LATENT DEFECT (WHETHER OR NOT DISCOVERABLE BY COMPANY), COMPLIANCE WITH ANY LAW, CONFORMITY OF SUCH ITEM TO ANY PURCHASE DOCUMENT OR TO THE DESCRIPTION SET FORTH IN A SCHEDULE, OR ANY INTERFERENCE OR INFRINGEMENT, OR ARISING FROM ANY COURSE OF DEALING OR USAGE OF TRADE, NOR SHALL TRINITY BE LIABLE, FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR FOR STRICT OR ABSOLUTE LIABILITY IN TORT; AND COMPANY WAIVES ANY CLAIMS ARISING OUT OF ANY OF THE FOREGOING. Company has selected the Equipment and represents to Trinity that all of the Equipment is suitable for Company's purposes. If Company has any claims regarding the Equipment or any other matter arising from Company's relationship with any Supplier, Company must make them against such Supplier. Without limiting the foregoing, Trinity will not be responsible to Company or any other person with respect to, and Company agrees to bear sole responsibility for, any risk or other matter that is the subject of Trinity's disclaimer. This provision survives termination and/or expiration of this Agreement or a Schedule.

10.	FEES AND TAXES. Company shall: (a) (1) file all documentation with respect to any taxes due or to become due with respect to the Equipment, and (2) pay on or before the date when due all such taxes; (b) (1) pay when due as requested by Trinity, and (2) defend and indemnify Trinity on a net after-tax basis against liability for all fees, taxes and/or other charges imposed from time to time on or relating to the Equipment or the purchase, use, possession and disposition thereof; and (c) indemnify Trinity against any penalties, charges, interest or costs imposed with respect to any items referred to in clauses (a) and (b) above (the items referred to as clauses (a), (b), and (c) above being referred to herein as "Impositions"). Company shall immediately reimburse Trinity for any Impositions that Trinity pays.

11.	TITLE; SECURITY INTEREST.

(a)	This Agreement is a loan, not a lease.

(b)	In order to secure the prompt payment of the Payments and all of the other amounts from time to time outstanding under this Agreement and any Schedule, and Company's performance of its obligations under the Equipment Financing Documents, Company grants Trinity a first ranking purchase money security interest in the following property, now existing or hereafter created, free and clear of all encumbrances (the "Collateral"): (1) the Equipment and other property described in each Schedule (including all fixtures or other property comprising the Equipment but for greater certainty excluding any racking that houses the Equipment), together with all related software (embedded therein or otherwise) and general intangibles, all additions, attachments, accessories and accessions thereto whether or not furnished by a Supplier; (2) all subleases, chattel paper, accounts, security deposits, and general intangibles relating thereto, and all substitutions, replacements or exchanges for any of the foregoing; and (3) all insurance and/or other proceeds of the foregoing. This security interest shall survive the termination, cancellation or expiration of each Schedule until all of the Company's obligations under this Agreement and all Schedules have been satisfied.

(c)	Without the prior written consent of Trinity, Company shall not permit a lien to exist on, or dispose of any interest in, the Collateral, or without the prior written consent of Trinity, transfer, sell or dispose of any interest (except by way of granting a lien or security interest) in any other property of the Company except for the sale of inventory in its ordinary course of business. In addition, the Company shall deliver to Trinity a listing of all of its assets at the same time it delivers board approved operating budgets as set out in Section 5(a) above.

(d)	Company waives any rights to receive a copy of any financing statement.

12.	Company shall maintain all-risk insurance coverage with respect to the Equipment insuring against, among other things: (a) any casualty to the Equipment (or any portion thereof), including loss or damage due to fire and the risks normally included in extended coverage, malicious mischief and vandalism, for not less than the full replacement value of the Equipment; and (b) any commercial liability arising in connection with the Equipment, including both bodily injury and property damage with a combined single limit per occurrence of not less than One Million Dollars ($1,000,000); having a deductible reasonably satisfactory to Trinity. The required insurance policies (including endorsements) shall (i) be in form and amount reasonably satisfactory to Trinity, and written by insurers of recognized reputation and responsibility satisfactory to Trinity, (ii) be endorsed to name Trinity as an additional insured (but without responsibility for premiums), (iii) provide that any amount payable under the required casualty coverage shall be paid directly to Trinity as sole loss payee to the extent Trinity is owed any monies' hereunder (iv) provide for thirty (30) days' written notice by such insurer of cancellation, material change, or non-renewal, and (v) provide that in respect of the interests of Trinity in such policies, the insurance shall not be invalidated by any action or inaction of Company or any other person operating or in possession of the Equipment regardless of any breach or violation of any warranties, declarations or conditions contained in such policies by or binding upon Company or any other person operating or in possession of the Equipment. Company shall obtain and maintain such other coverages (including pollution coverage), or cause adjustments to be made to the scope, amount or other aspects of the existing coverages, promptly upon Trinity's reasonable request.

13.	LOSS AND DAMAGE. (a) Company shall bear the risk of loss, theft, confiscation, taking, unavailability, damage or partial destruction of the Equipment and shall not be released from its obligations under any Schedule or other Equipment Financing Document in any such event. (b) Company shall provide prompt written notice to Trinity of any Total Loss (as such term is hereinafter defined) or any material damage to the Equipment. Any such notice must be provided together with any damage reports provided to any governmental authority, the insurer or Supplier, and any documents pertaining to the repair of such damage, including copies of work orders, and all invoices for related charges. (c) Without limiting any other provision hereof, Company shall repair all damage to any item of Equipment from any and all causes, other than a Total Loss (as such term is hereinafter defined), so as to cause it to be in the condition and repair required by this Agreement. (d) A "Total Loss" shall be deemed to have occurred to an item of Equipment upon the actual or constructive total loss of any item of the Equipment, the loss, disappearance, theft or destruction of any item of the Equipment, or damage to any item of the Equipment that is uneconomical to repair or renders it unfit for normal use, or the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of any item of the Equipment or the imposition of any Lien thereon by any governmental authority. On the next payment date following a Total Loss (a "Loss Payment Date"), Company shall pay to Trinity the Basic Payments due on that date plus the Stipulated Loss Value (as such term is hereinafter defined) of the item or items of the Equipment with respect to which the Total Loss has occurred (the "Lost Equipment"), together with any Other Payments due hereunder with respect to the Lost Equipment. Upon making such payment, Company's obligation to pay future Basic Payments shall terminate solely with respect to the items of Lost Equipment so paid for, but Company shall remain liable for, and pay as and when due, all Other Payments. As used in this Agreement, "Stipulated Loss Value" shall mean, with respect to all or any item of Equipment on a Schedule, as of the Loss Payment Date, an amount equal to the present value of all payments due (including the Basic Payment or Other payments, as applicable), past due or to become due under the Schedule discounted from their respective due dates utilizing a discount rate of two (2) percent. If only part of the Equipment is Lost Equipment, then the Stipulated Loss Value will be the percentage value of the Lost Equipment to the total value of the Equipment listed on the respective Schedule and the remaining payment will be adjusted accordingly. (e) Trinity shall be under no duty to Company to pursue any claim against any person in connection with a Total Loss or other loss or damage. (f) If Trinity receives a payment under an insurance policy required under this Agreement in connection with any Total Loss or other loss of or damage to an item of Equipment, and such payment is both unconditional and indefeasible, then provided Company shall have complied with the applicable provisions of this Section, Trinity shall either (1) if received pursuant to a Total Loss, remit such proceeds to Company up to an amount equal to the amount paid by Company to Trinity as the Stipulated Loss Value, or credit such proceeds against any amounts owed by Company pursuant to Section 13(d), or (2) if received with respect to repairs to be made pursuant to Section 13(c), remit such proceeds to Company up to an amount equal to the amount of the costs of repair.

14.	INDEMNITY. Company shall indemnify, defend and hold harmless Trinity and any Assignee, and their respective agents and employees (each, an "Indemnitee"), from and against any and all costs, damages, losses and other amounts ("Claims") (other than caused by the gross negligence or willful misconduct of such Indemnitee) arising out of this Agreement, any Schedule, any Equipment, and the transactions contemplated thereby.

15.	DEFAULT. A default shall be deemed to have occurred hereunder and under a Schedule upon the occurrence of any of the following (each, an "Event of Default"):

(a)	non-payment of any Payments within three (3) business days of the date due;

(b)	failure to perform any obligation under this Agreement or any Schedule other than with respect to making Payments as required in Section 15(a) and such failure, if capable, is not remedied within twenty (20) days of such failure to perform;

(c)	Company fails to perform any obligation in any other agreement between Trinity and Company and such failure, if capable, is not remedied within fifteen (15) days of notice of such failure by Trinity to Company;

(d)	Company, subject to any applicable cure provisions, fails to perform any of its obligations under any material loan, lease, guaranty or other financial obligation where such financial obligation is a minimum amount of $1,000,000 or higher;

(e)	an inaccuracy in any representation or breach of warranty by Company (including any false or misleading representation or warranty) in any financial statement or Equipment Financing Document;

(f)	Company makes an assignment for the benefit of its creditors, files any petition or takes any action under any bankruptcy, reorganization or insolvency laws or the commencement of any bankruptcy, insolvency, receivership or similar proceeding by or against Company or any of its properties or business (unless, if involuntary, the proceeding is dismissed within forty-five (45) days of the filing thereof);

(g)	Company becomes insolvent or liquidates or ceases to conduct business in the manner conducted on the Effective Date of this Agreement;

(h)	Company (1) enters into a transaction or series of transactions by which: (a) Company merges with or consolidates with another person or (b) leases or sells substantially all of its and its subsidiaries' assets or property substantially as an entirety to any other person or (c) by which any person, entity or group acquires, directly or indirectly, thirty-five (35%) or more of Company's outstanding voting capital stock, unless all outstanding obligations under this Agreement or any Schedule hereto are paid in full as part of such transaction; and

(i)	any guarantor repudiates its obligations under any guaranty, or dies, or any of the foregoing occurs in respect of a guarantor.

(j)	The occurrence of any circumstances that would reasonably be expected to have a Material Adverse Effect.

16.	REMEDIES.

(a)	If an Event of Default occurs, Trinity may (in its sole discretion) exercise any one or more of the following remedies with respect to any Schedules: (1) exercise all of the rights of a secured party in respect of the Equipment and Collateral; (2) declare each such Schedule in default, and cancel each such Schedule, and Company shall immediately assemble, make available and, if Trinity requests, return the Equipment to Trinity in the manner and condition reasonably required by Trinity; (3) enter any premises where any item of Equipment is located and take immediate possession of and remove (or disable in place) such item (and/or any unattached parts) by self-help, summary proceedings or otherwise without liability; (4) use Company's premises for storage without liability; (5) in accordance with applicable law, dispose of any Equipment, and apply or retain the net proceeds of such disposition, with Company remaining liable for any deficiency; (6) enforce any or all of the preceding remedies with respect to any related Collateral, and apply any deposit or other cash collateral, or any proceeds of any such Collateral, at any time to reduce any amounts due to Trinity; and (7) demand, accelerate and recover from Company the Stipulated Loss Value as determined as of the date of default, and all other damages whenever the same shall be due.

(b)	[RESERVED]

(c)	Upon the occurrence of an Event of Default, Company shall also be liable for all of the following ("Enforcement Costs") without duplication with Section 16(a) above: (1) the Stipulated Loss Value, and (2) all reasonable legal fees (including consultation, drafting notices or other documents, expert witness fees, sending notices or instituting, prosecuting or defending litigation or arbitration) and other enforcement costs and expenses incurred by reason of any Event of Default or the exercise of Trinity's rights or remedies, including disposition of the Equipment. Administrative Charges shall accrue with respect to any amounts payable under this Section for as long as such amounts remain outstanding, and shall be paid by Company upon demand. No right or remedy is exclusive and each may be used successively and cumulatively. Any failure to exercise the rights granted hereunder upon any default or Event of Default shall not constitute a waiver of any such right. The execution of a Schedule shall not constitute a waiver by Trinity of any pre- existing Event of Default. With respect to any disposition of any Equipment or Collateral, (i) Trinity shall have no obligation, subject to the requirements of commercial reasonableness, to clean-up or otherwise prepare the same for disposition, (ii) Trinity may comply with any applicable law in connection with any such disposition, and any actions taken in connection therewith shall not be deemed to have adversely affected the commercial reasonableness of any disposition thereof, (iii) Trinity may disclaim any title or other warranties in connection with any such disposition, and (iv) Company shall remain responsible for any deficiency remaining after Trinity's exercise of its remedies and application of any funds or credits against Company's obligations under any Schedule, and Trinity shall retain any excess after such application.

17.	ASSIGNMENT. (a) Without the prior written consent of Trinity, the Company shall not assign any interest under this Agreement, any Schedule, or any Equipment Financing Documents. (b) Trinity may from time to time without notice to Company grant a security interest in; and with consent of the Company, not to be unreasonably withheld (provided no such consent shall be required to assign to any affiliate of Trinity), otherwise transfer to any person or entity (an "Assignee") any interest in any Equipment Financing Documents; provided that if an Event of Default shall have occurred and is continuing no consent of the Company shall be required. Company shall not assert against any Assignee any Abatement or Claim that Company may have against Trinity. Upon the request of Trinity or any Assignee, Company shall (i) execute and deliver to Trinity or to such Assignee an acknowledgment of the Assignment in form and substance satisfactory to the requesting party, an insurance certificate and such other documents and assurances reasonably requested by Trinity or Assignee, and (ii) comply with all other reasonable requirements of any such Assignee in connection with any such Assignment. Upon such Assignment and except as may otherwise be provided herein, all references to "Trinity" in this Agreement or in any Equipment Financing Documents, shall include such Assignee. (c) Subject always to the foregoing, this Agreement and any Equipment Financing Documents shall inure to the benefit of, and are binding upon, Company and Trinity's successors and assigns.

18.	MISCELLANEOUS. (a) This Agreement, each Schedule hereto, the Equipment Financing Documents and any commitment letter between the parties, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall not be amended or modified in any manner except by a document in writing executed by both parties. (b) In the event of any inconsistency between this Agreement and any Schedule, the terms of such Schedule shall control as to the Equipment listed on such Schedule. (c) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The representations, warranties and agreements of Company herein shall be deemed to be continuing and to survive the execution and delivery of this Agreement, each Schedule and any other Equipment Financing Documents. With respect to each Schedule, the obligations of Company under this Agreement which have accrued but not been fully satisfied, performed or complied with prior to the expiration or earlier cancellation or termination of such Schedule, shall survive the expiration or earlier cancellation or termination thereof. (d) All of Company's obligations hereunder and under any Schedule shall be performed at Company's sole expense. Company shall reimburse Trinity promptly upon demand for all reasonable expenses incurred by Trinity in connection with this Agreement or any Schedule, including reasonable external lawyer(s) fees, which as of the closing of the transactions contemplated by this Agreement shall not exceed $40,000 without the prior written consent of the Company. If Company fails to perform any of its obligations with respect to a Schedule, Trinity shall have the right, but shall not be obligated, to affect such performance, and Company shall reimburse Trinity, upon demand, for all expenses incurred by Trinity in connection with such performance. Trinity's effecting such compliance shall not be a waiver of Company's default. All amounts payable under this Section, if not paid when due, shall be paid to Trinity together with interest thereon at the Default Rate. (e) For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest to which the rates of interest provided in this Agreement (and stated herein to be computed on the basis of a 360-day year or any other period of time less than a calendar year) are equivalent to the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively. (f) Upon the occurrence of an Event of Default that is continuing Company irrevocably appoints Trinity as Company's attorney-in-fact (which power shall be deemed coupled with an interest) to execute, endorse and deliver any documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required by this Agreement, but only to the extent that the same relates to the Equipment. (g) TRINITY AND COMPANY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH COMPANY AND/OR TRINITY MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS AGREEMENT. (h) This Agreement is made in connection with a financing transaction in which the specification of payments in US Dollars ("US Dollars") and payment at the designated place of payment is of the essence, and US Dollars shall be the currency of accounting in all events. The payment obligations of the Company under this Agreement, any of the Schedules and the Equipment Financing Documents shall not be discharged by any amount paid in another currency or in another place, whether pursuant to a judgement or otherwise, to the extent that any amount so paid on conversion to US Dollars and transferred to the designated place of payment under normal banking procedures does not yield the amount of US Dollars due hereunder. (i) All notices (excluding billings and communications in the ordinary course of business) hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by electronic mail, or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated below the signature of such party or at such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt. (j) This Agreement shall not be effective unless and until accepted by execution by an officer of Trinity. THIS AGREEMENT AND ALL OF THE OTHER EQUIPMENT FINANCING DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF THE PROVINCE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT. Any action or proceeding arising out of or relating to this Agreement may be commenced in any provincial or Federal court in the Province of Ontario in the city of Toronto, and agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at the mailing address below Company's signature, or as it may provide in writing from time to time, or as otherwise provided under the laws of the Province of Ontario. (k) This Agreement and all of the other Equipment Financing Documents may be executed in counterparts. (l) Trinity may correct patent errors and fill in any blanks in the Equipment Financing Documents consistent with the agreement of the parties so long as Trinity provides written notice of such correction.

19.	WITHHOLDING TAXES. (a) Each payment to be made by Company to Trinity under this Agreement, any Schedules and Equipment Finance Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, assessments, fees, deductions, withholdings, levies, imposts or charges of whatsoever nature, together with any liabilities (including penalties, interest and expenses) in respect thereof imposed or levied by or on behalf of the government or any political subdivision thereof or any authority or agency thereof having the power to tax ("Withholding Taxes") unless such deduction or withholding is required by the laws of any applicable country or any province or political subdivision thereof or by the administrative practice of any taxing authority. If any such deduction or withholding is so required, or if no such deduction or withholding is so required but Withholding Taxes are otherwise payable in respect of any such payment, Company shall: (i) pay any such additional amount to Trinity as may be necessary to ensure that Trinity receives and retains a net sum after such deduction, withholding or payment of Withholding Taxes (including any deduction, withholding or payment of Withholding Taxes in respect of the additional amount), free from any liability in respect of any such Withholding Taxes, equal to the sum that Trinity would have received and retained had no such deduction or withholding of Withholding Taxes been made or required to be made and had no such Withholding Taxes been payable; (ii) deduct such Withholding Taxes from such payment; (iii) pay the full amount so deducted to the relevant authority on account of such Withholding Taxes within the time provided and otherwise in accordance with, applicable law of any jurisdiction; and (iv) promptly after the date such Withholding Taxes are due under the applicable law of any jurisdiction, deliver to Trinity the forms prescribed by the relevant authority of such Withholding Taxes. (b) Company hereby indemnifies and holds harmless Trinity for any Withholding Taxes that may become payable by Trinity in respect of any payment made by the Company under this Agreement, any Schedule and Equipment Finance Documents. (c) Company shall indemnify and hold harmless Trinity for any additional taxes on net income that Trinity may be obliged to pay as a result of the receipt by it or payment by Company of any amount under this Section 19. (d) Trinity shall reasonably determine the amount payable to it and such determination shall, absent manifest error, be final and binding on Company. (e) Company's obligations under this Section 19 shall survive the termination of this Agreement and the payment of all amounts payable under other provisions of this Agreement, any Schedules and Equipment Finance Documents.

20.	ELECTRONIC SIGNATURE. Trinity has instituted a process by which certain agreements, lease documents, acknowledgements and other legally binding documents ("Document(s)") shall be executed using an electronic signature ("E-Signature"). Company agrees that: (i) any E-Signature shall be the legal equivalent of the Company's manual signature; (ii) Company is legally bound by the terms and conditions of any Document bearing Lessee's E-Signature; (iii) any Document may be executed in counterparts. Any electronic transmission or electronic signing of such Document by Company, when combined with Trinity's original signature counterpart, shall constitute the single, original chattel paper for purposes of taking possession of chattel paper in accordance with the terms of the Personal Property Security Act (Ontario) and/or any other relevant Personal Property Security Act in the jurisdiction where PPSAs are filed. Company indemnifies and holds Trinity harmless against any damages, losses, or claims that arise out of the E-Signatures contemplated hereby.

21.	DEFINITIONS AND RULES OF CONSTRUCTION. (a) The following terms when used in this Agreement or in any of the Equipment Financing Documents have the following meanings: (1) "affiliate": with respect to any given person, shall mean (i) each person that directly or indirectly owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, five (5) percent or more of the voting stock, membership interest or similar equity interest having ordinary voting power in the election of directors or managers of such person, (ii) each person that controls, is controlled by, or is under common control with, such person, or (iii) each of such person's officers, directors, members, joint venturers and partners. For the purposes of this definition, "control" of a person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; (2) "applicable law" or "law": any law, rule, regulation, ordinance, order, code, common law, interpretation, judgment, directive, decree, treaty, injunction, writ, determination, award, permit or similar norm or decision of any governmental authority; (3) "AS IS, WHERE IS": AS IS, WHERE IS, without warranty, express or implied, with respect to any matter whatsoever; (4) "business day": any day, other than a Saturday, Sunday, or legal holiday for commercial banks under the laws of the state of the Trinity's notice address; (5) "governmental authority": any federal, provincial, state, county, municipal, regional or other governmental authority, agency, board, body, instrumentality or court, in each case, whether domestic or foreign; (6) "hazardous material": means any chemical, compound, materials, substance or other matter that: (i) is a flammable explosive, asbestos, radioactive materials, nuclear medicine materials, drug, vaccine, bacteria, virus, hazardous waste, toxic substance, petroleum product, or related injurious or potentially injurious material, whether injurious or potentially injurious by itself or in combination with other materials; (7) "person": any individual, corporation, limited liability entity, partnership, joint venture, or other legal entity or a governmental authority, whether employed, hired, affiliated, owned, contracted with, or otherwise related or unrelated to Company or Trinity.

22.	PUBLICITY. Upon request and the prior written consent of the Company, Trinity may disclose to others and include on or in its website, brochures and other marketing materials information consisting of "tombstone-like" statements about this transaction that mention Company and may use Hut 8 Mining Corp's logo. Such information shall not include any proprietary or confidential information of Company or Hut 8 Mining Corp. Upon its prior written consent noted above Company grants Trinity permission to make reference to Company in its marketing materials referenced in this Section 22, unless otherwise notified by Company in writing. Hut 8 Mining Corp hereby grants Trinity the right to include information about this transaction, including but not limited to the Company's name, the type of investment principal amount, interest rate and maturity date, in Trinity's periodic reports with the Securities and Exchange Commission ("SEC"), to the extent required by SEC rules and regulations.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Master Equipment Financing Agreement to be duly executed as of the day and year first above set forth.

"Trinity" TRINITY CAPITAL INC., a Maryland corporation			"Company" HUT 8 HOLDINGS INC., a British Columbia company

By:	/s/ Sarah Stanton		By:	/s/ Shane Downey
	Name:	Sarah Stanton		Name:	Shane Downey
	Title:	General Counsel and Secretary		Title:	Chief Financial Officer

1 N 1st Street Floor 3 Phoenix, AZ 85004 Phone: [REDACTED] Facsimile: [REDACTED] [REDACTED]	24 Duncan Street, Suite 500 Toronto, ON M5V2B8 Telephone: [REDACTED] Facsimile: [REDACTED] Federal Tax ID Number: _________________